Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

INVESTORS:	MEDIA:
Renovis, Inc.	Noonan/Russo
John C. Doyle	Emily Poe
(650) 266-1407	(212) 845-4266
doyle@renovis.com	emily.poe@eurorscg.com

Renovis Announces Completion of Enrollment in Phase II Trial

of REN-1654 in Post-Herpetic Neuralgia (PHN)

South San Francisco, California – February 1, 2005 — Renovis, Inc. (Nasdaq: RNVS) announced today that it has completed enrollment of patients in its Phase II trial of REN-1654 in the treatment of post-herpetic neuralgia (PHN), an often debilitating form of neuropathic pain that can occur in patients following an outbreak of “shingles”. The primary goal of this trial was to assess the safety and effectiveness of REN-1654 in treating acute pain in PHN patients.

“We are pleased to have reached this milestone in the development of REN-1654 and look forward to reporting top line results from this trial before the end of the first quarter of 2005,” said Randall Moreadith, MD, PhD, Chief Medical Officer of Renovis. “Enrollment is continuing in a second Phase II trial with REN-1654 in patients suffering from sciatica. We expect to complete enrollment and analysis of that trial later this year.”

The Phase II trial of REN-1654 in PHN patients was a randomized, double-blind, placebo-controlled trial that enrolled more than 90 patients at multiple centers in the United States. Patients enrolled in the trial were administered one of two dose levels of REN-1654, or placebo, during a three-week treatment period. The effectiveness of REN-1654 will be assessed based on the change in pain levels and quality of life scores experienced by patients who received REN-1654 during the treatment period compared to those who received placebo.

About Renovis

Renovis is a biopharmaceutical company developing drugs to treat neurological diseases and disorders. Our most advanced product candidate is CEROVIVE (NXY-059), an intravenous drug for acute ischemic stroke that is in Phase III clinical trials with our exclusive licensee, AstraZeneca AB. We are independently developing REN-1654, an oral drug for neuropathic pain in Phase II clinical trials. Our research and development programs focus on major medical needs in the areas of neuroprotection, pain and neuroinflammatory diseases.

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For additional information about the company, please visit www.renovis.com.

CEROVIVE (NXY-059) is a registered trademark of the AstraZeneca group of companies. All other product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: our heavy dependence on the success of CEROVIVE (NXY-059), which is still under development; our dependence on our strategic collaboration with AstraZeneca; AstraZeneca’s success in obtaining regulatory approval to market CEROVIVE (NXY-059); our ability to successfully develop other product candidates, such as REN-1654; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the “Risk Factors” section of our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 15, 2004. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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